Exhibit 10.2

[DATE]

VIA EMAIL

[PARTICIPANT NAME]

[PARTICIPANT ADDRESS]

Re: Executive Severance Plan

Dear _______________________:

This Participation Agreement (this "Agreement") is made and entered into by and between you and Byrna Technologies (the "Company").

The Company adopted the Byrna Technologies Inc. Executive Severance Plan (the "Plan") to attract and retain qualified executives and to provide severance benefits to executives on certain terminations of employment, and to assure the present and future continuity, objectivity, and dedication of Participants in the Plan.

A Participant in the Plan is eligible to receive severance benefits if his or her employment is terminated under certain circumstances, as described in the Plan.

The Company has selected you to be a Participant in the Plan, subject to your being an Eligible Employee on the date of your Qualifying Termination and the other terms and conditions set forth in the Plan. A copy of the Plan is attached hereto as Annex A and is deemed to be part of this Agreement.

Unless otherwise defined herein, any capitalized terms used in this Agreement shall have the meanings set forth in the Plan.

In consideration of the mutual covenants contained herein, the parties hereby agree as follows:

(a)    Your Applicable Severance Multiplier shall be _____ (__X).

(b)    Your Applicable CIC Severance Multiplier shall be _____ (__X).

(c)    Your Benefit Continuation Period shall be _____ (__) months.

(d)    Your CIC Benefit Continuation Period shall be _____ (__) months.

You agree to be bound by the additional covenants and provisions set forth in Annex B attached hereto, which are deemed to be part of this Agreement.

In the event of a breach or threatened breach by you of any of the covenants contained in Annex B:

(a)    any unpaid Severance, CIC Severance and CIC Benefit Amount, as applicable, shall be forfeited effective as of the date of such breach, unless sooner forfeited by operation of another term or condition of this Agreement;

(b)    you must repay to the Company within ten (10) business days of the date of such breach any Severance, CIC Severance and CIC Benefit Amount that has been paid to you;

(c)    any right to Benefit Continuation shall be forfeited effective as of the date of such breach, unless sooner forfeited by operation of another term or condition of this Agreement;

(d)    you must repay to the Company within ten (10) business days of the date of such breach any Benefit Continuation reimbursement payments that have been paid to you;

(e)    any unvested portion of your time-based equity awards shall be forfeited effective as of the date of such breach, unless sooner terminated by operation of another term or condition of this Agreement;

(f)    any unvested portion of your performance-based equity awards shall be forfeited effective as of the date of such breach, unless sooner terminated by operation of another term or condition of this Agreement; and

(g)    you hereby consent and agree that the Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, and not in lieu of, legal remedies, monetary damages or other available forms of relief.

You agree that this Agreement contains all of the understandings and representations between you and the Company pertaining to the subject matter hereof and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter. The parties mutually agree that the Agreement can be specifically enforced in court and can be cited as evidence in legal proceedings alleging breach of the Agreement.

You acknowledge and agree that you have fully read, understand, and voluntarily enter into this Agreement. You acknowledge and agree that you have had an opportunity to consult with your personal tax, financial planning advisor and/or attorney about the tax, financial, and legal consequences of your participation in the Plan before signing this Agreement.

This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

Signature page follows

IN WITNESS WHEREOF, the Company has executed this Agreement by its duly authorized officer as of the date set forth below. Please sign below and return this Agreement to the Company's Chief People Officer by __________.

Very truly yours,
BYRNA TECHNOLOGIES INC.

By:
Name:
Title:

I accept my designation as a Participant under the terms and conditions of the Plan and this Agreement.

Name:
Title:
Date:

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